[*]	Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission
Exhibit 99.5
OPERATIONS AND MAINTENANCE AGREEMENT
Service Provider: Solar Power, Inc.
SEF Host Customer: Aerojet — Phase 1
SEF Site Location: Rancho Cordova, CA
     THIS OPERATIONS AND MAINTENANCE AGREEMENT (this “Agreement”) is made and entered into as of the latest date referenced on the signature page below (the “Effective Date”), by and between Solar Tax Partners 1, LLC, a California limited liability company (“Owner”), and Solar Power, Inc. (“Service Provider”). Owner and Service Provider are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
A. Owner operates a solar energy facility (the “SEF”), and more particularly defined in Exhibit A hereto on the premises (the “Premises”) described in Exhibit B hereto for the purposes of providing electric power to the Owner’s host customer, Aerojet — Rancho Cordova, CA (the “User”);
B. Owner desires to retain the services of Service Provider to operate and manage the SEF and provide scheduled maintenance of the SEF, and Service Provider is willing to perform such services upon the terms and conditions set forth in this Agreement.
AGREEMENT
     In consideration of the foregoing recitals, the mutual agreements, representations, warranties and covenants set forth in this Agreement and the Exhibits hereto, and other good and valuable consideration, the receipt of which is hereby acknowledged, Owner and Service Provider agree as follows:
ARTICLE 1.
RESPONSIBILITIES OF SERVICE PROVIDER
     1.1 Appointment of Service Provider.
          (a) Owner hereby appoints Service Provider, and Service Provider hereby accepts the appointment, to perform the SEF operations and maintenance services (“Services”) on behalf of Owner as of the Services Commencement Date as further described in Exhibit C hereto in accordance with and subject to the terms and conditions set forth in this Agreement.
          (b) Except as otherwise expressly provided in this Agreement, Service Provider shall perform the Services and its obligations under this Agreement, and act at all times as an independent Service Provider of Owner. None of Service Provider’s employees shall be, or shall be considered to be, employees of Owner. Service Provider shall be fully responsible for the payment of all wages, salaries, benefits and other compensation to its employees. This Agreement is not intended to create, and shall not be construed to create, and neither Party shall be or constitute, or be deemed or construed to be or constitute, under any circumstances or for any purpose whatsoever, a partner, joint venturer, agent (except as specifically provided in this Agreement) or legal representative of the other Party, and the Parties expressly disclaim any intention to create a partnership, joint venture, association or other such relationship. Neither Party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party, or to bind the other Party in any manner (except as specifically provided in this Agreement).
     1.2 Performance of Maintenance Services. Service Provider shall perform the maintenance portion of the Services in a clean, safe, efficient and environmentally reasonable manner and maintain the SEF in good operating and mechanical condition in accordance with this Agreement and (i) all applicable laws and permits, (ii) all applicable express warranties and guarantees provided by manufacturers, suppliers, or Service Providers who provided materials or labor under the Engineering, Procurement and Construction Agreement dated September 30, 2009 (the “EPC Agreement”) for the SEF subject to the terms and limitations thereof, and (iii) all manufacturer’s maintenance instructions and specifications.
     1.3 Performance Objectives. Service Provider shall perform the Services and its obligations under this Agreement in a manner that (a) insures the operation of the SEF within all required operational parameters and requirements, (b) preserves all warranties provided by manufacturers, suppliers, or Service Providers who provided materials or labor under the EPC Agreement relating to the SEF, subject to Force Majeure, (c) maintains the SEF, and (d) seeks to minimize the variable operating costs of and wear and tear on the SEF, including using commercially reasonable efforts to achieve industry standard levels of SEF availability.
     1.4 Non-Covered Services.
          (a) The Services shall not include, and Service Provider shall not be responsible for, any operations, maintenance, repair, or other services beyond the Services set forth in Exhibit C (such non-covered services referred to hereinafter as “Non-Covered Services”). All work associated with Non-Covered Services will be billed according to the terms of Section 2.2. Any studies or other services required by Owner to review options to optimize system performance will be provided as Non-Covered Services.
          (b) The Performance of any Non-Covered Services by Service Provider shall require a written request from Owner specifying the Non-Covered Services to be performed by Service Provider. Notwithstanding the foregoing, if (i) the costs of Non-Covered Services to be performed by Service Provider do not exceed $500.00 in any single instance, or (ii) the Non-Covered Services are provided by Service Provider on an emergency basis to prevent an imminent danger of injury, loss, or damage (exceeding $500.00), Service Provider shall attempt to notify Owner via telephone prior to the performance of any Non-Covered Services and shall be authorized to proceed with the performance of such Non-Covered Services upon receiving verbal approval from Owner. Should Service Provider be unable to contact Owner prior to providing any Non-Covered Services on an emergency basis, Service Provider shall be authorized to perform such emergency Non-Covered Services without prior approval from Owner and shall notify Owner immediately thereafter in writing specifying the nature of the emergency and the Non-Covered Services provided.
          (c) Service Provider shall perform any Non-Covered Services only to the extent Service Provider is capable of, and licensed to, provide such Non-Covered Services and in accordance with the provisions of this Agreement.
     1.5 Permits. Service Provider shall identify, procure, obtain, maintain and comply with all permits that may be required under applicable laws for or in connection with the performance of Services (and Non-Covered Services as actually provided by Service Provider) and that need to be procured, obtained and maintained by or in the name of Service Provider. Owner shall provide Service Provider with such assistance and cooperation as may reasonably be required in order to obtain and maintain all such Permits. Service Provider shall submit copies of all applications for, and proposed forms of, all such Permits to Owner with sufficient time to allow for Owner’s review and approval.
     1.6 Cooperation with Other Service Providers. Service Provider acknowledges that Owner has retained, and may from time to time retain, other Service Providers to provide maintenance, administrative and management services for Owner in connection with the SEF or otherwise at the Premises. Service Provider shall cooperate and coordinate its activities hereunder with such other Service Providers. Service Provider shall not be responsible in any way for any services provided by other Service Providers retained by Owner. Owner shall instruct all other Service Providers to coordinate the performance of services with Service Provider so as to not interfere with Service Provider’s performance of Services.
     1.7 Personnel Standards.
          (a) Service Provider’s employees shall be qualified (and if required by applicable law, licensed, certified or registered) and experienced in the functions to which they are assigned and shall meet the requirements of all permits, all applicable laws and the then-current SEF maintenance manuals (to the extent copies of which have been provided to Service Provider by Owner). If requested, Service Provider shall provide to Owner evidence of the competence of such personnel including details of their previous experience and qualifications. If Owner or User reasonably determines an employee of Service Provider to be under-qualified, disruptive, non-cooperative or otherwise undesirable at the Premises, Owner or User may request the immediate removal of such employee from the Premises for any existing or future delivery of the Services and the replacement of such employee with a different employee of Service Provider; provided that Owner or User, as the case may be, will use commercially reasonable efforts to provide reasonable notice to Service Provider of the need for such proposed removal. Neither Owner’s or User’s request to Service Provider to remove an employee, nor Service Provider’s removal of an employee following Owner’s or User’s request, shall relieve Service Provider of any of its obligations hereunder or be construed as a waiver by Owner or User of any of its rights under this Agreement.
          (b) Service Provider shall institute policies to forbid and prevent the possession or use of firearms, alcohol and illegal drugs at the Premises. Service Provider shall institute policies that require post-accident and for-cause drug or alcohol testing. Service Provider shall institute policies that require the immediate removal and permanent expulsion from the Premises, and from any activity associated with the Services being performed at the Premises, of any individual person who at any time is found in possession of firearms, alcohol or illegal drugs at the Premises or otherwise not in compliance with this Section 1.6.
     1.8 O&M Data and Records.
          (a) Service Provider shall prepare and maintain all reports and other information relating to the SEF maintenance (the “SEF O&M Reports”) and make such SEF O&M Reports available to Owner (i) within ten (10) business days following performance of any Services under this Agreement and (ii) upon reasonable request at any time by Owner, within ten (10) business days following such request. Service Provider shall make the SEF O&M Reports available to Owner in hard copy and electronic formats.
          (b) Service Provider shall prepare reports and data related to the maintenance of hazardous materials introduced on-site by the Service Provider at the SEF in a manner complying with all applicable laws.

     1.9 Performance of Operational Services Service Provider shall perform the operational portion of the Services in a professional manner consistent with standards for the management and operation of an SEF of this size and type.
ARTICLE 2.
COMPENSATION AND PAYMENT
     2.1 Services Fee.
          (a) As full compensation to Service Provider for the performance of Services hereunder, Owner shall pay Service Provider the Services Fee (“Services Fee”) set forth on Exhibit D hereto.
          (b) Unless agreed otherwise in writing by Owner or pursuant to Section 1.4, the payment of Services Fee shall be full consideration for all time and materials used by Service Provider in the performance of Services and Service Provider shall not be entitled to any additional cost reimbursement for any materials used during Services.
     2.2 Billing for Non-Covered Services.
          (a) In the event that Service Provider provides any Non-Covered Services (or any other services not included within the scope of the Services), Service Provider shall submit an invoice and Owner shall compensate Service Provider for such services per the Billing Rate Schedule in Exhibit D. Third party services will be billed directly to Owner by the applicable third party and shall be paid by Owner directly in a timely manner.
          (b) Service Provider shall invoice Owner within thirty (30) days of completion of any Non-Covered Services.
     2.3 Terms of Payment. Owner shall pay Service Provider within thirty (30) days after the invoice date. Fees are conditioned upon timely payment and any past due balance will accrue interest at the monthly rate of one and one half percent (1.5%).
     2.4 Taxes. Notwithstanding any provision in this Agreement to the contrary, amounts set forth in this Agreement are inclusive of sales, use, ad valorem, business or any other taxes duties, or other fees, assessments, or charges payable by Service Provider on the Services provided by Service Provider hereunder.
     2.5 User has No Obligation to Pay. Owner and Service Provider each acknowledge that User shall have no obligation to pay any amounts whatsoever under this Agreement.
ARTICLE 3.
TERM; TERMINATION
     3.1 Term.
          (a) The term of this Agreement shall commence on the Services Commencement Date and remain effective for ten (10) years (the “Initial Term”) unless terminated in accordance with its terms. This Agreement shall be subject to an automatic extension for consecutive one (1) year periods thereafter (each, an “Extension Term” and together with the Initial Term, the “Term”), unless terminated (i) in accordance with its terms or (ii) upon thirty (30) days’ written notice by either Party to the other Party.
          (b) Notwithstanding the foregoing, either Party may terminate this Agreement at any time with immediate effect by written notice to the other Party, if such other Party is in breach of its representations, warranties, obligations and covenants under the terms of this Agreement, which breach has remained uncured for more than thirty (30) days after initial notice of such breach from the nonbreaching Party to the other Party.
     3.2 Obligations Following Termination. Within five (5) days after the termination or expiration of this Agreement, and upon Owner’s payment in full of the amounts due Service Provider under the Agreement, Service Provider shall deliver to Owner all of the SEF O&M Reports, SEF books, records and property in its possession or under its control, and all materials, supplies, consumables, manuals and any other items furnished to Service Provider by Owner.
ARTICLE 4.
INSURANCE
     4.1 Service Provider Insurance. Within thirty (30) days after the Effective Date, Service Provider shall provide a certificate of insurance and thereafter shall maintain the following insurance during the Term with insurance carriers reasonably acceptable to Owner:
          (a) Commercial General Liability. Service Provider shall provide and maintain commercial general liability insurance with combined single policy limits not less than Two Million Dollars ($2,000,000) for bodily injury or property damage for each occurrence and in the aggregate, including broad form contractual liability insurance, broad form property damage, personal injury, products and completed operations insurance.
          (b) Automobile Liability. Service Provider shall provide and maintain business auto liability insurance covering owned, non-owned and hired automobiles in the amount of One Million Dollars ($1,000,000) combined single policy limit for bodily injury and property damage for each accident.
          (c) Worker’s Compensation. Service Provider shall provide and maintain worker’s compensation insurance as required by applicable law where the Services are performed and employer’s liability insurance with a limit of liability of One Million Dollars ($1,000,000) for each accident and in the aggregate.
          (d) Excess Liability Insurance. Service Provider shall provide and maintain excess liability insurance covering employer’s liability, commercial general liability, and business automobile liability, in the amount of Five Million Dollars ($5,000,000) combined single limit policy limit per occurrence and in the aggregate for bodily injury and property damage.
          (e) Primary Insurance. All policies of insurance referred to in this Section 4.1 shall be endorsed: (i) to specify that they are primary to and not excess to or on a contributing basis with any insurance or self-insurance maintained by Owner, Owner and User (and their respective Affiliates) or any SubService Providers in respect of losses arising out of or in connection with the Services; (ii) to include Owner, Owner, User and, upon User’s request and if applicable, User’s landlord, or a subsequent owner, tenant or subtenant of the Premises as additional insureds; and (iii) contain a standard severability of interests clause.
          (f) Payment of Deductible. The payment of any deductible for any insurance required pursuant to this Section 4.1 shall be the responsibility of Service Provider, unless the loss covered by such insurance is caused by the negligence or willful misconduct of Owner, its officers, directors, agents, employees, and assigns, in which case the deductible shall be paid by Owner.
          (g) Waiver of Subrogation. Service Provider shall require that its insurers release and waive all rights of subrogation against Owner, User, User’s landlord, if applicable, or a subsequent Owner, tenant or subtenant of the Premises with respect to any insurance carried by Service Provider, whether or not required by this Agreement.
     4.2 General. The provisions of this Article 4 do not modify, change or abrogate any responsibility of Service Provider stated elsewhere in this Agreement. Owner assumes no responsibility for the solvency of any insurer or the failure of any insurer to settle any claim.
ARTICLE 5.
INDEMNIFICATION
     5.1 Indemnification. Each party (“Indemnifying Party”) shall indemnify the other party, its officers, directors, agents, employees, and assigns (each, an “Indemnified Party”), and undertake to defend and hold the Indemnified Party harmless from and against any claim, demand, suits, cause of action, losses, penalties, obligations, liabilities, damages, and expenses (including court costs, reasonable attorneys’ fees, interest expenses and amounts paid in compromise or settlement) (“Loss”) arising out of personal injury or third party property damages to the extent caused by or arising out of the fault of or negligent acts or omissions of the Indemnifying Party.
     5.2 Claims for Indemnification. The following provisions shall apply to any claim for indemnification pursuant to this Article 5 (each, an “Indemnity Claim”):
               (i) If an Indemnified Party determines that it is entitled to indemnification under this Section 5, such Indemnified Party shall promptly notify the Indemnifying Party in writing of the Loss specifying (to the extent that such information is available) the following: the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, and, if an estimate is feasible in the circumstances, an estimate of the amount of the Indemnity Claim;
               (ii) a reasonably detailed description of the basis for its potential claim for indemnification with respect to such Indemnity Claim; and
               (iii) a complete copy of all notices, pleadings and other papers related to such Indemnity Claim that have been received by the Indemnified Party prior to the date such notice is provided to Indemnifying Party; provided that failure to give such notice or to provide such information and documents shall not relieve Indemnifying Party of any indemnification obligation it may have under this Article 5 unless and only to the extent that such failure shall materially diminish the ability of Indemnifying Party to respond to the Indemnity Claim or to defend the Indemnified Party.
                    (b) The Indemnified Party agrees to provide all reasonably necessary or useful information, assistance and authority to settle and/or defend any Loss; provided that failure to do so will not affect the indemnity except to the extent the Indemnifying Party is prejudiced thereby. In the event of a Loss claimed by a third party, the selection of counsel, the conduct of the defense of any lawsuit, arbitration, or other proceeding, and any settlement shall solely be within the Indemnifying Party’s control, provided that the Indemnified Party shall have the right to participate in the defense of such Loss using counsel of its choice, at its expense. No settlement that would impose any costs or expense upon the Indemnified Party shall be made without such Party’s prior written consent.
                    (c) Any dispute as to whether or not the Indemnified Party’s right to indemnification applies, and the amount of the Indemnity Claim (as it may have been compromised or settled by the Indemnified Party, or determined in a proceeding, pending resolution of such dispute) shall be resolved in accordance with the dispute resolution procedures set forth in Article 6.
ARTICLE 6.
DISPUTE RESOLUTION AND ARBITRATION
     6.1 If disputes or disagreements arise related to this Agreement, Owner and Service Provider each commit to resolving such disputes or disagreements in an amicable,

professional and expeditious manner so as to avoid unnecessary losses, delays and disruptions to the Services.
     6.2 Owner and Service Provider will first attempt to resolve disputes or disagreements through discussions between their respective representatives.
     6.3 [reserved]
     6.4 In the event of a dispute, claim, or controversy arising out of or in connection with this Contract, the Parties through their designated representatives or program managers agree to confer and attempt to resolve the matter informally in good faith. If such dispute cannot be resolved in this manner within ten (10) calendar days after notice of the dispute is given to the other Party, then the matter shall be referred to the Parties’ senior officers for their review and resolution. If the matter cannot be resolved in good faith by such officers within fifteen (15) calendar days following such referral, the matter shall be submitted to non-binding mediation. Such mediation shall commence no later than thirty (30) calendar days after submission of the dispute and shall be conducted in the locality where the Services have been performed and in accordance with the then prevailing rules of the Construction Industry Mediation Rules of the American Arbitration Association. The mediation shall be conducted by one neutral mediator, who shall have experience in the general subject matter to which the dispute relates and who shall be agreed to by the Parties. In the event that the dispute is not resolved pursuant to such mediation, each Party may pursue any rights and remedies as each may have, whether at law or in equity. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT. During the course of the dispute resolution procedures provided in this Article 6 (Dispute Resolution), Service Provider shall continue to perform its obligations hereunder in good faith until the final resolution of the dispute, claim or controversy, so long as there has not occurred an event of default by Owner which is not cured within the applicable period under Section 3.1.
ARTICLE 7.
CONFIDENTIAL INFORMATION
     7.1 Confidentiality.
          (a) Confidentiality. Except as required under applicable law, each Party shall hold in confidence all documents and other information, whether technical or commercial, relating to this Agreement or the design, financing, construction, ownership, operation or maintenance of the SEF that is of a confidential nature and that is supplied to it by or on behalf of the other Party. The Party receiving such documents or information shall not publish or otherwise disclose them or use them for its own purposes (otherwise than as may be required by it, its professional advisers, or potential or actual lenders or investors, or potential or actual subcontractors to perform its obligations or to assert its rights under this Agreement). Each Party further agrees, to the extent requested by the supplier of such information, to require its subcontractors, vendors, suppliers and employees to enter into appropriate nondisclosure agreements relative to such confidential information, prior to the receipt thereof. To the extent reasonably required, confidential information may be made available to potential debt and equity investors and as necessary subject to a mutually acceptable confidentiality agreement or to respective advisors who are bound to confidentiality by applicable rules of professional conduct or by mutually acceptable confidentiality agreements. The provisions of this Section 7.1 shall not apply to information within any one of the following categories or any combination thereof: (1) information that was in the public domain prior to the receiving Party’s receipt or that subsequently becomes part of the public domain by publication or otherwise, except by the receiving party’s wrongful act; (2) information that the receiving Party can demonstrate was in its possession prior to receipt thereof from the disclosing Party and not otherwise subject to an obligation of confidentiality; or (3) information received by a Party from a third party having no obligation of secrecy with respect thereof.
          (b) The obligations of the Parties under this Section will survive for a period of two (2) years from and after the expiration or termination of the Agreement.
ARTICLE 8.
NOTICES
     8.1 Notices. All notices, requests, statements or payments will be made to the addresses and persons specified on the signature page below. All notices, requests, statements or payments will be made in writing. Notices required to be in writing will be delivered by hand delivery, overnight delivery or U.S. mail. Notice by hand delivery or overnight delivery will be deemed to have been received when delivered. A Party may change its address by providing notice of the same in accordance with the provisions of this section.
ARTICLE 9.
ASSIGNMENT; BINDING EFFECT
     9.1 Assignment; Binding Effect.
     (a) Service Provider shall not, without the prior written consent of Owner, which consent will not be unreasonably withheld or delayed, assign, pledge or transfer all or any part of, or any right or obligation under, this Agreement, whether voluntarily or by operation of law, and any such assignment or transfer without such consent will be null and void; provided, however, that notwithstanding the foregoing, Service Provider may, without the consent of Owner, assign, pledge or transfer all or any part of Service Provider’s payment rights under this Agreement (i) to any affiliate of Service Provider, (ii) to any party that acquires Service

Provider or all or substantially all of Service Provider’s assets, or (iii) for security purposes in connection with any financing and, provided further, that Service Provider shall remain fully liable for the performance of all of Service Provider’s obligations under this Agreement. Service Provider shall deliver notice of any such assignment, pledge or transfer to Owner in writing as soon as reasonably practicable thereafter. Owner agrees to execute such reasonable consents to assignment and other documents, and to provide such information, as is reasonably requested by Service Provider in connection with any such assignment, pledge or transfer. Any payment made by Owner to Service Provider after the effective date of such assignment, pledge or transfer and within ten (10) business days after receipt of Service Provider’s written notice, shall be deemed payment to the assignee, pledgee, or transferee identified in Service Provider’s notice. In addition, Service Provider may subcontract any or all of its duties hereunder, but no such subcontract shall relieve Service Provider of any such subcontracted duties
     (b) Owner may, without the consent of Service Provider, assign, pledge or transfer all or any part of, or any right or obligation under this Agreement (i) to any affiliate of Owner (including any affiliate of Owner’s manager), (ii) to any party that acquires Owner or all or substantially all of Owner’s assets, (iii) to User, or (iv) for security purposes in connection with any financing or other financial arrangements regarding the SEF, provided, however, that Owner shall remain fully liable as a guarantor for all of its payment obligations under this Agreement. Owner shall deliver notice of any such assignment, pledge or transfer to Service Provider in writing as soon as reasonably practicable thereafter. Service Provider agrees to execute such reasonable consents to assignment and other documents, and to provide such information, as is reasonably requested by Owner in connection with any such assignment, pledge or transfer.
     (c) Subject to the foregoing restrictions on assignment, this Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.
     9.2 Cooperation with Financing. Service Provider acknowledges that Owner will be financing the acquisition of the SEF and Service Provider agrees that it shall reasonably cooperate with Owner and its financing parties in connection with such financing for the SEF, including the furnishing of such information and the giving of such certificates; provided that the foregoing undertaking shall not obligate Service Provider to materially change any rights or benefits, or materially increase any burdens, liabilities or obligations of Service Provider, under this Agreement (except for providing notices and additional cure periods to the financing parties with respect to Events of Defaults with respect to Owner as a financing party may reasonably request).
ARTICLE 10.
MISCELLANEOUS
     10.1 Hazardous Conditions. Service Provider is not responsible for any Hazardous Conditions encountered at the Premises. Upon encountering any Hazardous Conditions, Service Provider will stop work immediately in the affected area and duly notify Owner and, if required by any legal requirements, all government or quasi-government entities with jurisdiction over the Premises. “Hazardous Conditions” are any materials, wastes, substances and chemicals deemed to be hazardous under applicable legal requirements, or the handling, storage, remediation, or disposal of which are regulated by applicable legal requirements.
          (a) Upon receiving notice of the presence of suspected Hazardous Conditions, Owner shall take the necessary measures required to ensure that the Hazardous Conditions are remediated or rendered harmless. Such necessary measures shall include Owner retaining qualified independent experts to (i) ascertain whether Hazardous Conditions have actually been encountered, and, if they have been encountered, (ii) prescribe the remedial measures that Owner must take either to remove the Hazardous Conditions or render the Hazardous Conditions harmless.
          (b) Service Provider shall be obligated to resume Services at the affected area of the Premises only after Owner’s expert provides it with written certification that (i) the Hazardous Conditions have been removed or rendered harmless and (ii) all necessary approvals have been obtained from all government and quasi-government entities having jurisdiction over the Premises.
          (c) To the fullest extent permitted by law, Owner shall indemnify, defend and hold harmless Service Provider, and its officers, directors, employees and agents, from and against any and all claims, losses, damages, liabilities and expenses, including reasonable attorneys’ fees and expenses, arising out of or resulting from the presence, removal or remediation of Hazardous Conditions at the Premises
          (d) Notwithstanding the preceding provisions of this Section 10.1, Owner is not responsible for Hazardous Conditions introduced to the Premises by Service Provider or anyone for whose acts they may be liable. To the fullest extent permitted by law, Service Provider shall indemnify, defend and hold harmless Owner and Owner’s officers, directors, employees and agents from and against all claims, losses, damages, liabilities and expenses, including attorneys’ fees and expenses, arising out of or resulting from those Hazardous Conditions introduced to the Premises by Service Provider or anyone for whose acts it may be liable.
     10.2 Governing Law. This Agreement will be governed by the laws of the State of California, without giving effect to the conflicts of laws principles thereof. The parties agree to perform their respective obligations under this Agreement in accordance with applicable laws.

     10.3 Entire Agreement; Amendments. This Agreement (including the exhibits, any written schedules, supplements or amendments) constitutes the entire agreement between the Parties, and shall supersede any prior oral or written agreements between the Parties, relating to the subject matter hereof. Except as otherwise expressly provided in this Agreement, any amendment, modification or change to this Agreement will be void unless in writing and executed by both Parties.
     10.4 Non-Waiver. No failure or delay by either Party in exercising any right, power, privilege, or remedy hereunder will operate as a waiver thereof. No waiver by either Party of a breach of any term or provision contained herein shall be effective unless signed and in writing and signed by the waiving party. No consent by either Party to, or waiver of, a breach by either Party, whether express or implied, shall be construed, operate as, or constitute a consent to, waiver of, or excuse of any other or subsequent or succeeding breach by either Party.
     10.5 Severability. If any part, term, or provision of this Agreement is determined by an arbitrator or court of competent jurisdiction to be invalid, illegal, or unenforceable, such determination shall not affect or impair the validity, legality, or enforceability of any other part, term, or provision of this Agreement, and shall not render this Agreement unenforceable or invalid as a whole. Rather the part of this Agreement that is found invalid or unenforceable will be amended, changed, or interpreted to achieve as nearly as possible the same objectives and economic effect as the original provision, or replaced to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision, within the limits of applicable law or applicable court decisions, and the remainder of this Agreement will remain in full force
     10.6 No Third Party Beneficiary. Nothing in this Agreement will provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind.
     10.7 No Recourse to Affiliates. This Agreement is solely and exclusively between the Parties, and any obligations created herein on the part of either Party shall be the obligations solely of such Party. No Party shall have recourse to any parent, subsidiary, partner, member, affiliate, lender, director, officer or employee of the other Party for performance or non-performance of any obligation hereunder, unless such obligations were assumed in writing by the Person against whom recourse is sought.
     10.8 Counterparts. This Agreement may be executed in any number of counterparts, and in original or portable document format, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute one and the same Agreement.
     10.9 Further Assurances. The Parties shall at their own cost and expense do such further acts, perform such further actions, execute and deliver such further or additional documents and instruments as may be reasonably required or appropriate to consummate, evidence, or confirm the agreements and understandings contained herein and to carry out the intent and purposes of this Agreement.
     10.10 General Interpretation. The terms of this Agreement have been negotiated by the Parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the Party causing such instrument of any portion thereof to be drafted, or in favor of the Party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any person.
     10.11 Access to Premises. Owner shall furnish reasonable access to the Premises in order to allow Service Provider to perform the Services. Service Provider’s access to the Premises (including its agents, employees, and representatives) shall be subject to User’s rules and regulations, security policies and guidelines and access control systems and procedures (as provided by Owner to Service Provider as of the Effective Date). Owner shall coordinate and provide for User’s, or User’s agent’s, supervision of Service Provider, as may be required by User, in a manner that shall not disrupt Service Provider’s performance of the Services.
     10.12 No Claims against the Premises. Service Provider understands and acknowledges that the SEF is separate from, and not an improvement to or a part of the Premises and that the SEF is separately owned by Owner. Owner, and not User, any owner, landlord, tenant, or subtenant of the Premises, is solely responsible for the payment of all Services Fees, and Service Providers shall have no claim against the Premises for unpaid Services Fees. Service Provider agrees not to attempt to record any lien against the Premises for unpaid Services Fees.
     10.13 Headings. The headings of the Sections of this Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.
     10.14 Public Announcements. Notwithstanding anything to the contrary set forth herein, each Party acknowledges that the other Party (the “Public Party”) is or may become a publicly-held company, and in conjunction with its duties as a publicly-held company, such Public Party may from time to time be required to report to the public by filing appropriate disclosure statements with the Securities and Exchange Commission on form 8(k,) periodical reports, or otherwise according to applicable securities laws and regulations, or through press releases (collectively, “Public Information”); provided, however, that unless required by law, the Public Party shall not use the other Party’s, Owner’s, or User’s name or brand in such Public Information without prior written consent of the other Party, which shall not be unreasonably, withheld, conditioned or delayed. To the extent consistent with applicable law, the Public Party shall have given the other Party, Owner, or User advance notice and an opportunity to review and provide comment on such releases. On the Public Party’s request, the other Party shall provide a written description of information about such Party as it should appear in such filings.
     10.15 Force Majeure. Notwithstanding anything to the contrary elsewhere in this Agreement, neither Party shall be liable for any failure to comply with its obligations under the this Agreement, other than to pay moneys due, to the extent arising out of any circumstances not within the reasonable control, directly or indirectly, of the Party affected (“Force Majeure”). Force Majeure shall include fire, explosion, flood, earthquake, hurricane, tornado, storm, wind or other unusually adverse weather, civil commotions, civil disobedience, war, rebellion, sabotage, acts of civil or military authority, acts of public enemy, acts of terrorism, boycotts, industry-wide strike or labor difficulties, acts of God, and any actions or inactions by the local utility, but shall not include any inability to make payments that are due hereunder. Each Party shall be entitled to an equitable adjustment for its performance obligations hereunder arising from Force Majeure. A Party claiming Force Majeure shall promptly notify the other party, specifying in reasonable detail the event of Force Majeure, the expected duration, and the steps such party is taking to remedy any delay.
[Signature Page Follows]

Operations and Maintenance Agreement
Aerojet 1
     INTENDING TO BE LEGALLY BOUND, Owner and Service Provider have signed this Agreement through their duly authorized representatives effective as of the latest date set forth below.
“owner:”
Date: December 11, 2009

Solar Tax Partners 1, LLC
By:	/s/ HEK Partners, LLC by William Hedden and Steven Kay
Printed name: William Hedden and Steven Kay
	Title:	Members
Address: 1838 15th Street San Francisco, CA

“Service Provider:”
Date: December 11, 2009

Solar Power, Inc.
By:	/s/ Todd Lindstrom
Printed name: Todd Lindstrom
	Title:	Executive Vice President
Telephone: (916) 745-0900 Address: 1115 Orlando Drive Roseville, CA 95661
Telephone: (916) 745-0900 Telefax: (916) 721-0428

Operations and Maintenance Agreement
Aerojet 1
Exhibit A
SEF Description
3.6 MW System
(17,632) SPI SP205 Modules
(6) (AE 500Kw) Inverters
(3) 480V-12.7 kV Transformers
SEF IS A Single Axis Conergy tracker system

Exhibit A-1

Operations and Maintenance Agreement
Aerojet 1
Exhibit B
Description of Premises
Aerojet — Phase 1
Rancho Cordova, CA

Exhibit B-1

Operations and Maintenance Agreement
Aerojet 1
Exhibit C
Scope of Services
     As of the Delivery Date (as defined in the EPC) (“Services Commencement Date”), Service Provider shall provide the Services marked below as frequently as indicated below in accordance with the terms and conditions of this Agreement:
Maintenance Service Schedule

Services
Included
(Only if
Checked)	Service Description	Service Frequency
☑	Inspection of SEF’s general site conditions, PV arrays, electrical equipment, Mounting Structure, Data Acquisition System, and balance of system provided under EPC.	Bi-Annually (TBD)
☑	System Testing, including string level open circuit voltage and dc operating amperage tests.	Every 2 years
☐	Recalibration or Replacement of DAS sensors and meters (per manufacturer’s instructions)	Every 3 years
☑	Inverter preventive maintenance per manufacturer’s operating guidelines.	Annually
☑	Cleaning of Inverter Cabinet Air Vents	Bi-Annually (TBD)
☑	Cleaning and Changing Inverter Air Filters (Per Manufacturer Warranty Requirements)	Annually
☑	Cleaning and Removing Dust From Inverter Heat Sinks (Per Manufacturer Warranty Requirements)	Bi-Annually (TBD)

Exhibit C-1

Operations and Maintenance Agreement
Aerojet 1

Services
Included
(Only if
Checked)	Service Description	Service Frequency
☑	Checking torque marks and Re-Tightening appropriate Wiring Connections To Design Specification Torque Force (Per manufacturer’s guidelines)	Annually
☑	Cleaning of PV Array Modules (Using Clear Water and Soft Brush Only)	Bi-Annually, As Required
☑	Removal of Any Materials (e.g. Trash, Birds Nests, etc.) That May be Found Under The PV Array Modules Obstructing Airflow	Annually
☑	Inspection, Maintenance and testing of Mechanical Trackers, replacement of Fluids	Bi-Annually, As Required
☑	Inspect array mounting structure, carport structure, conduit runs, and other physical components for wear or damage	Annually
☐	Inspect and Repair module water spray /rinsing system	Annually
☑	Inspect and Test, as APPROPRIATE, tracking electrical components (per manufacturer’s guidelines)	Annually
☑	Provide Written SEF Maintenance Report	Ten (10) Business Days following Performance of Maintenance Services

Exhibit C-2

Operations and Maintenance Agreement
Aerojet 1
Operational and management service schedule
GENERAL REQUIREMENTS:
Owner is obligated to satisfy certain operational requirements in connection with that certain Power Purchase Agreement dated May 8, 2009 (“PPA”), between Owner and User), and certain maintenance and repair obligations under that certain Lease dated December 22, 2009 (“Lease”) between Owner and Master tenant 2008-C, LLC (“Master Tenant”). Service Provider agrees to provide operational and management services to owner, including without limitations, to administer the operational obligations of Owner under the PPA and the maintenance and repair obligations under the Lease, and to provide additional operational and management services as set forth below.
Operate and Maintain SEF in accordance with Prudent Industry Practices and Applicable utility standards and as required by the Internal Revenue Code in order for the Owner to qualify for and maintain Energy Credits or Cash Grant. [Source: PPA 2(a)]
Install and Maintain in accordance with Prudent Industry Standards a revenue quality meter that meets utility requirements with electronic DAS capabilities. If requested by User, Service provider shall test DAS annually and certify results. [Source: PPA 6(a)]
Preserve all PPA data for a minimum of two years following the compilation of data. [Source: PPA 6(c)]
Ensure all energy generated by the SEF conforms to utility specifications, including the installation and maintenance of proper power conditioning and safety equipment, submittal of necessary specifications, coordination of utility testing and verification. [Source: PPA 7(b) ]
Arrange delivery of Energy Output to User and any installation and operation of equipment on User’s side necessary for acceptance and use of the Energy Output [Source PPA 7(c)]
Perform all invoicing, invoice adjustments, and invoice disputes, and other accounting functions related to the operation of the SEF under the PPA. [Source: PPA 8 and 9 ]

Exhibit C-3

Operations and Maintenance Agreement
Aerojet 1
Provide and take reasonable measures for security of the Generating Facility against access by unauthorized persons, including reasonable security fencing if appropriate [Source: PPA 12(a)]
Responsible for the identification, cleanup, removal, remediation and disposal of Hazardous Materials used, generated, treated, stored or transported to the premises. [Source: PPA 13(e) ]
Maintain complete and accurate records on all matters relating to the SEF and maintain data as may be necessary to determine with reasonable accuracy any item relevant to the PPA. [Source: PPA 17 ]
Take good care of the SEF; keep the same in good order and condition; and make and perform all repairs. All repairs shall be at least equal in quality and cost to the original improvements and shall be made in accordance with all Legal Requirements, and the requirements of the PPA and Easement. The necessity for or adequacy of Repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Service Provider shall in any event make all repairs reasonably necessary to avoid any structural damage or other damage or injury to the SEF. [Source: Lease 5.02]
Operate the SEF as required under the Internal Revenue Code and Cash Grant Guidance in orcder to maintain the eligibility of the SEF for energy credits under Section 48 of the Internal Revenue Code or applicable casg grants under Section 1603 of the American Recovery and reinvestment Act of 2009 [Source: STP1 OA, 4.01(z), 4.02(w)]
Obtain and maintain in good standing all permits, licenses and governmental approvals necessary for the operation and maintenance of the SEF. [Source: STP1 OA 4.02(b)]
Provide Owner with such informationas necssary for Owner and Master tenant to make timely, accurate and complete submissions of reports to governmental agencies related to the operationor maintenance of the SEF. [Source: STP1 OA 4.02(g)]
Comply with the provisions of all applicable laws in the operation and maintenance of the SEF, including without limitation, all state and local zoning laws, building codes, health and safety codes and all other governmental obligations, and contractual obligations identified to Service Provider. [Source: STP1 OA 4.02(h)]
Provide Owner and master tenant of notice of any written or oral notice of any default of failure of compliance; litigation or criminal action or administrative proceedings, or communication from any lender or other person or governmental authority which is not in the ordinary course of business, with respect to the Services [Source: STP1 OA 4.02(k)]

Exhibit C-4

Operations and Maintenance Agreement
Aerojet 1
In operating the SEF, use commercially reasonable efforts to obtain all contracts, materials, supplies, utilities and services required on the most adventageous terms available, provided that Owner shall be obligated to pay the cost of all materials and supplies. [Source: STP1 OA 4.02(l)]
Operate the SEF in a manner that satisfies the requirements of all covenants and restrictions applicable to the property, including the easement and the Lease, and projects generating Energy Credits. [Source: STP1 OA 4.02(o), 4.02(y)]
Take all actions necessary to ensure that the Property contains no, and is not affected by the presence of, any Hazardous Substance, and to ensure that the Property is not in violation of any federal, state, or local statute, law, regulation, rule, or ordinance, including any Environmental Law. Service Provider shall promptly deliver to Owner and Master Tenant any notice received from any source whatsoever of the existence or potential existence of any Hazardous Substance on the Property or of a violation of any federal, state, or local statute, law, regulation, rule or ordinance, including any Environmental Law with respect to the Property. [Source: STP1 OA 4.02(s)]
Cause to be prepared and delivered to Owner and Master Tenant the following:
Within fifteen (15) days of the end of each calendar month
          (i) a report of any construction activity (including monthly draw requests as and when submitted to the Lender; any and all inspection reports done by or on behalf of the Lender; all Architect’s reports; and the minutes of all meetings of the Managing Member regarding any issue of rehabilitation of the Property);
          (ii) reports of operations, including an unaudited comparison of actual operating expenditures during the applicable quarter with the projections for such quarter as set forth in the Budget approved and provided by Master Tenant;
          (iii) an analytic report of the energy produced by the SEF and compared to the projected production incorporated into the Projections.
          (iv) a report of such other information as may be deemed by the Owner or Master Tenant to be material to the operation of the SEF Immediately:
          (v) from time to time as may be reasonably requested by the Owner or Master Tenant, information on the state of SEF or any of the Services;
          (vi) upon receipt of notice of any violation of any health, safety, building code, or other statute or regulation, a detailed statement

Exhibit C-5

Operations and Maintenance Agreement
Aerojet 1
describing such matters along with any written notices thereof received by any federal, state, or local governmental entity.
          (vii) upon learning of an operational condition or circumstance which is expected to reduce below the projected levels the amount of Energy Credits, a detailed statement describing such matters;
          (viii) upon learning of any material default or violation of the Easement, PPA or upon any termination of any such documents, a detailed statement describing the nature of such default and any actions that the Service Provider proposes to take in response to such default or termination; or
Within two (2) days after receipt by the Company:
          (ix) copies of all reports, notices, filings or correspondence sent or received by the Company regarding the occurrence of any event which has or may have a material adverse effect on the SEF (including, without limitation, any reports, notices, filings or correspondence with any governmental agency, default notices, notices of reductions or elimination of benefits under any federal, state, or local program previously enjoyed by the Company, notice of any IRS proceeding involving the Company, notice of any demand for payment or draw under any construction completion guarantee, performance bond; or letter of credit regarding the Company; and notices regarding the Property’s compliance with any regulatory restrictions imposed thereon); and
          (x) copies of all lawsuits or legal proceedings or alleged violations of law, and notices of all actions taken, or proposed to be taken, affecting the SEF.
[Source: STP1 13.04, MT 13.04]

Exhibit C-6

Operations and Maintenance Agreement
Aerojet 1
Exhibit D
Services Fee Schedule
     As full compensation to Service Provider for the performance of Services hereunder, Owner shall pay Service Provider the following Services Fee after the Services Commencement Date:

Payment Frequency
Initial Annual Services Fee	(As Marked)
$[*]	☐ Quarterly
☑ Semi-Annually
☐ Annually
The Services Fee will escalate at a rate of [*]% per year beginning at the first anniversary of the Services Commencement Date.
Billing Rate Schedule for Non-Covered Services
Payment for Non-Covered Services shall be on a Time & Materials Basis per the following schedule:
1.	Service Provider Employees billed at $[*] per hour.

2.	Subcontractor charges will be billed at cost plus [*] percent ([*]%).

3.	Materials, travel, lodging and other expenses will be billed at direct cost plus [*] percent ([*]%).

4.	Hourly Rates listed will escalate at a rate of [*]% per year beginning at the first anniversary of the Services Commencement Date.

Exhibit D-1